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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 28, 2003

                        Crown Castle International Corp.
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                   0-24737                    76-0470458
   (State or Other           (Commission File              (IRS Employer
   Jurisdiction of                Number)                 Identification
    Incorporation)                                            Number)

                                510 Bering Drive
                                    Suite 500

                                Houston, TX 77057
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (713) 570-3000

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   This document includes "forward-looking" statements within the meaning of
  Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

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Item 5. Other Events

On Friday, March 28, 2003, Crown Castle UK Limited (CCUK) paid British Telecommunications PLC (BT) (pound)21.2 million (approximately $33.2 million) against its (pound)50.0 million (approximately $78.3 million) obligation relating to the lease of BT rooftop sites by CCUK pursuant to agreements in November 20003. Further, CCUK reached agreement with BT to defer until the end of June 2003 payment of the remaining (pound)28.8 million (approximately $45.1 million) which had been due to BT in March 2003. CCUK is in discussions with BT regarding certain potential amendments to the lease arrangement. There can be no assurances as to the outcome of the discussions.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CROWN CASTLE INTERNATIONAL CORP.

                               by /s/ E. Blake Hawk
                                 ------------------------------
                                 Name: E. Blake Hawk
                                 Title: Executive Vice President

Date: March 31, 2003

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